UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2017 (May 12, 2017)

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Morningstar, Inc. (Morningstar) on May 16, 2017 (Original Filing). The sole purpose of this Amendment No. 1 is to disclose Morningstar’s decision as to how frequently it will conduct future shareholder votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At Morningstar’s 2017 Annual Shareholders’ Meeting held on May 12, 2017, Morningstar’s shareholders voted on, among other matters, a proposal on the frequency of future shareholder votes on executive compensation. As previously reported by Morningstar, a frequency of every three years received the highest number of votes on the proposal. Based on these results, and consistent with the recommendation of the Board of Directors of Morningstar, Morningstar will conduct future shareholder votes on executive compensation once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: July 27, 2017	By:	/s/ Patrick J. Maloney
	Name:	Patrick J. Maloney
	Title:	General Counsel